EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-50912, 333-88313, and 333-106325 on Form S-8 of our report (which report is unqualified and contains an explanatory paragraph regarding the adoption of SFAS No. 123R, “Share-based Payments,” effective January 1, 2006) dated March 8, 2007, relating to the financial statements of Edgewater Technology, Inc. appearing in this Annual Report on Form 10-K of Edgewater Technology, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 8, 2007